UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2023

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2023, Constellation Brands, Inc. (“Constellation” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P. and certain of its affiliates (collectively, “Elliott”) regarding the composition of the Company’s Board of Directors (the “Board”) and related matters.

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (1) appoint two new independent directors, William T. Giles and Luca Zaramella (each, a “New Director”), to serve as members of the Board with an initial term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and (2) limit the size of the Board through the 2024 Annual Meeting to 13 members, subject to an exception providing the Board with the ability to increase its size to 14 members in order to appoint an additional director who meets certain independence requirements and is also a current or former chief executive officer of a publicly-traded company.

The Cooperation Agreement further provides that in the event that any New Director is no longer able or willing to serve, or resigns, is removed as a director or ceases to be a director of the Company prior to the 2024 Annual Meeting, the Company and Elliott shall cooperate in good faith to select a mutually agreeable replacement director, provided that at such time Elliott beneficially owns a “net long position” of, or has aggregate net long economic exposure to, at least 1% of the Company’s then-outstanding Class A common stock.

The Cooperation Agreement includes certain voting commitments, standstill, and mutual non-disparagement provisions that remain in place during the period beginning on July 18, 2023 and ending on the earlier of (x) the conclusion of the 2024 Annual Meeting and (y) July 31, 2024.

Concurrently with the execution of the Cooperation Agreement, the Company and Elliott entered into an Information Sharing Agreement pertaining to the sharing of certain confidential information by the Company with Elliott in anticipation for an investor day the Company will host later this year.

The foregoing description of the Cooperation Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto and filed as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, the size of the Board was expanded from 11 to 13 members in order to allow for the Board to appoint William T. Giles and Luca Zaramella to serve as members of the Board effective immediately. The Board also appointed Mr. Giles as a member of the Human Resources Committee of the Board and Mr. Zaramella as a member of the Audit Committee of the Board. As previously disclosed, the Board had fixed the size of the Board at 11 members effective immediately prior to the election of directors at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) in connection with the retirements of James A. Locke III and Jeremy S. G. Fowden at the end of the current term.

Mr. Giles, age 63, served as Chief Financial Officer and Executive Vice President – Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, Inc. (NYSE: AZO) (“AutoZone”), the leading retailer and distributor of automotive replacement parts and accessories in the Americas, from 2007 to December 2020. Mr. Giles joined AutoZone in 2006 as Chief Financial Officer and Executive Vice President Finance. From 1991 to May 2006, he held several positions with Linens ‘n Things, Inc., a retailer of home textiles, housewares, and decorative home accessories, most recently as Executive Vice President and Chief Financial

Officer. Prior to 1991, Mr. Giles was with Melville, Inc. and PricewaterhouseCoopers. Mr. Giles serves on the board of directors for Brinker International (NYSE: EAT) and Floor and Decor Holdings, Inc (NYSE: FND). In addition, Mr. Giles is a member of the American Certified Public Accountants and the New York State Society of CPAs. Mr. Giles brings to the Board more than three decades of financial proficiency and business leadership in retail products and skills as chief financial officer of a public company. He also provides insights into strategic, risk management, governance, and financial issues facing public companies in retail products.

Mr. Zaramella, age 54, has served as Executive Vice President, Chief Financial Officer of Mondelēz International (Nasdaq: MDLZ) (“Mondelēz”), a global snacking leader, since August 2018. In this role, he is responsible for the oversight of Mondelēz’s global Finance, Information and Technology Solutions, Mergers and Acquisitions, and shared service functions. He previously served as Senior Vice President Corporate Finance, CFO Commercial, and Treasurer from June 2016 to July 2018, as Interim Lead Finance North America from April 2017 to November 2017, as Senior Vice President and Corporate Controller from December 2014 to August 2016, and as Senior Vice President, Finance of Mondelēz Europe from October 2011 to November 2014. He joined Mondelēz in 1996. Mr. Zaramella has not served as a director of any public company during the past five years. As a current chief financial officer, Mr. Zaramella brings to the Board his expertise in global finance, information and technology solutions, mergers and acquisitions, and shared service functions.

The Board considers both Messrs. Giles and Zaramella to be independent directors under the Company’s categorical standards of independence and applicable New York Stock Exchange requirements. As non-management members of the Board, Messrs. Giles and Zaramella will each receive the compensation paid to non-management directors for service on the Board and its committees. A description of the non-management director compensation program, as of July 18, 2023, is filed herewith as Exhibit 10.2 and is incorporated herein by reference. As Messrs. Giles and Zaramella were appointed within the overall 2023 Annual Meeting timeframe, the amounts of their annual retainers, option grants, and restricted stock awards are consistent with the amounts to be paid to the other non-management directors who are residents of the United States for service on the Board and its committees.

There are no arrangements or understandings between Mr. Giles or Mr. Zaramella and any other person pursuant to which each was selected as a director, other than with respect to the matters referenced in Item 1.01, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Giles or Mr. Zaramella that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 18, 2023, the Company issued a news release (the “release”) with respect to the matters described in this Current Report on Form 8-K and such release is attached hereto and furnished as Exhibit 99.1.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of July 18, 2023, by and among Constellation Brands, Inc. Elliott Investment Management L.P., Elliott Associates, L.P., and Elliott International, L.P.

10.2	Description of Compensation Arrangements for Non-Management Directors. *

99.1	News Release of Constellation Brands, Inc. dated July 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer